Exhibit 10.1

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Sale and Supply Agreement

This Sales and Supply Agreement (“Agreement”) is entered into and is effective as of the last date of signature found below (the “Effective Date”), by and between Illumina Inc., a Delaware corporation, having a place of business at 9885 Towne Centre Drive, San Diego, CA 92121 (“Illumina”), and Sequenom Inc., a Delaware corporation, having a place of business at 3595 John Hopkins Court, San Diego CA, 92121 (hereinafter “Customer”).

Recitals

1. Customer will have the […***…] use the goods sold hereunder for research and for providing a commercial service in its clinical laboratory that is licensed under the Clinical Laboratory Improvement Amendments (“CLIA”) for the detection of fetal chromosomal abnormalities as defined and set forth below. Other non research applications may be added by written agreement of the parties.

2. Customer acknowledges that these goods have not been cleared by the FDA or any other regulatory body for its intended uses.

3. The parties intend to work collaboratively to generate the evidence necessary to support an eventual submission by Customer of an in vitro-diagnostic product for the detection of fetal chromosomal abnormalities.

Agreement

1. Definitions.

a.	“Approved Applications” means a use of Goods for a Clinical Use […***…]. […***…] the cell-free detection of Fetal Chromosomal Abnormalities from maternal blood or maternal blood components.

b.	“Clinical Use” means the generation of data that will be used to inform an individual, directly or indirectly, about such individual’s/fetus’s genomic information, condition, or healthcare treatment.

c.	“Consumables” means all Goods for use with, and to be consumed through the use of Hardware and provided hereunder as specified in Exhibit A.

d.	“Derivative Software” means any derivative or modification of Software made by Customer as may be permitted by the relevant EULA.

e.	“Discontinued Consumables” means any Consumables previously offered on a general commercial basis to all Illumina customers and purchased hereunder, but that will no longer be offered to all Illumina customers.

f.	“Documentation” means user manuals, protocols or other documentation provided by Illumina under this Agreement or in connection with the Goods and related to the use and maintenance of the Goods.

g.	“EULA” means the software end user license agreement for Software.

h.	“Facility” means the Customer facility or a Subsidiary facility, as applicable, located at the shipping address identified on the Purchase Order, which shall be […***…].

i.	“Fetal Chromosomal Abnormalities” means […***…]

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[…***…].

j.	“Firm Forecast” is as defined in Section 6.a.

k.	“Forecast” is as defined in Section 6.a.

l.	“Goods” means any and all of the Consumables, Hardware, Software, and other items provided hereunder.

m.	“Hardware” means the Instruments, accessories or peripherals, and other hardware, as specified in the Specifications.

n.	“Instrument” means equipment provided hereunder as specified in Exhibit A.

o.	“Intellectual Property Rights” means all patent rights, copyrights, trade secrets, know-how, trademark, service mark and trade dress rights and other intellectual property rights, current or future, under the laws of any jurisdiction, together with all applications therefore and registrations thereto.

p.	“Purchase Order” means the written orders for Goods submitted to Illumina by Customer pursuant to this Agreement.

q.	“Research Use” means experimentation intended to develop or investigate scientific or medical knowledge, which includes such uses conducted in exchange for a fee and the delivery of data to a third party, but expressly excluding Clinical Use.

r.	“Software” means the Software provided under this Agreement, or as updates or options under future agreements, or as incorporated or embedded in Hardware or components thereof or otherwise provided under this Agreement whether or not there is a separate charge therefor, including any Software that is provided from a third party. All references in this Agreement to the “purchase” or “sale” of Software shall mean the acquiring or granting, respectively, of a license to use such Software to exercise the rights pertaining to such Software that are expressly set forth herein. The Software provided as of the Effective Date is identified in Exhibit A to this Agreement.

s.	“Specifications” means the written specifications for Goods that are contained in the Documentation, and/or other written materials in effect for the Goods on the Effective Date or as may be revised pursuant to the terms of this Agreement.

t.	“Subsidiary or Subsidiaries” means an entity or organization that is under the control of Customer where control means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether by direct or indirect ownership of a majority of the voting stock or interest in an entity, control of a majority of the composition of the board of directors, by contract, or otherwise.

2. Rights Conferred upon Customer. Subject to the terms and conditions of this Agreement, including the limitations in this Section 2, Customer’s purchase of the Goods confers upon Customer a […***…] right under Illumina’s Intellectual Property Rights in the Goods, to use those Goods, solely for (i) Research Use, and (ii) Approved Applications. The phrase “Illumina’s Intellectual Property Rights in the Goods” means only those Intellectual Property Rights of Illumina that are applicable to the general functionality of the Goods. Customer acknowledges that Illumina’s Intellectual Property Rights in the Goods expressly excludes […***…]. By way of non-limiting examples, the Intellectual Property Rights in the Goods conferred in this Section 2 expressly excludes any Intellectual Property Rights with respect to […***…]. Consistent with that and subject to paragraphs a and b of this Section 2, Customer further acknowledges that its use of the Goods […***…]

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[…***…]. It is solely Customer’s responsibility to ensure it has all rights necessary for its intended use of the Goods. The Goods may be covered by one or more U.S. or foreign patents.

a.	The Intellectual Property Rights of Illumina are numerous, diverse, and rapidly changing, and Sequenom does not know with certainty the metes and bounds of every right included therein as of the Effective Date. Subject to the preceding sentence, and in reliance on Illumina’s representation and warranty below, Customer represents and warrants that, […***…].

b.	The Intellectual Property Rights of Illumina are numerous, diverse, and rapidly changing, and Illumina does not know with certainty the metes and bounds of every right included therein as of the Effective Date. Subject to the preceding sentence, and in reliance on the Customer’s representation and warranty above, […***…] Illumina represents and warrants that, […***…].

3. Applicability of Terms and Conditions. This Agreement shall exclusively govern the ordering, purchase and supply of the Goods, and shall override any conflicting, amending and/or additional terms contained in any purchase orders, invoices or similar documents, which are hereby rejected and shall be null and void. Illumina or Customer’s failure to object to any such terms shall not constitute a waiver by Illumina or Customer, nor constitute acceptance by Illumina or Customer of such terms and conditions. For clarity, Subsidiaries of Customer are permitted to purchase and use Goods hereunder; provided that, (i) such Subsidiaries are subject to and adhere to all of the terms and conditions of this Agreement and shall be directly liable to Illumina with respect thereto, and (ii) Customer shall remain wholly liable for the acts or omissions of its Subsidiaries in connection with or arising out of this Agreement.

a.	Applicability of Terms to Previously Purchased Instruments. Sections 2, 15, 16, 18, 19, 20, 22, 23, 25, and 31 of this Agreement shall apply to those […***…] instruments purchased by Customer and listed in Appendix II (“Pre-Purchased Instruments”). All other terms of this Agreement do not apply to the Pre-Purchased Instruments. In the event of conflict between the terms of this Agreement that apply to the Pre-Purchased Instruments and the terms under which they were sold by Illumina to Customer, the terms of this Agreement that do apply shall control and supercede.

4. Installation.

a.	Installation Cost. Illumina shall install Instruments ordered hereunder at the Facility. Subject to the terms and conditions of this Agreement, the cost of such installation is […***…]. Illumina, or its designee, will use […***…] efforts to schedule and complete installation within […***…] ([…***…]) days of delivery of all of the components comprising such Instrument to the Facility. Illumina will provide Customer with any predefined specifications or requirements for the installation of the Instrument. If, […***…], the Facility does not meet Illumina’s predefined specifications or requirements for the installation of such Instrument, Customer agrees […***…] to bring the Facility within such compliance for installation of such Instrument.

b.	Testing upon Installation. Upon installation of an Instrument, Illumina shall perform the testing of such Instrument as set forth in Exhibit C to ensure such Instrument conforms with its Specifications. Upon Illumina’s completion of such testing, installation shall be complete.

5. Shipping Terms; Title and Risk of Loss. Goods shall be delivered FOB destination to the Facility designated on the Purchase Order. Illumina’s title to Goods (except for Software) and risk of loss or damage thereto shall pass to Customer at the time of Illumina’s delivery of such Goods to such Facility. All prices are […***…]. All prices and other amounts payable to Illumina under this Agreement are […***…]

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[…***…]. In the event Illumina is required, by applicable law or regulation, […***…]. […***…].

6. Forecast.

a.	Forecast. No later than […***…] ([…***…]) calendar days prior to the beginning of each calendar quarter, Customer shall provide Illumina with a written forecast, detailed on a quarterly basis, and including the quantity of Consumables […***…] that Customer intends to purchase from Illumina during the […***…] ([…***…]) months following the beginning of such calendar quarter (the “Forecast”). Subject to the terms and conditions of this Agreement, the first […***…] ([…***…]) months of each accepted Forecast shall be a binding commitment for Customer to purchase and for Illumina to sell and timely deliver the quantity of Consumables identified in such […***…] ([…***…]) month period (the “Firm Forecast”).

b.	Changes to Forecast. Customer may provide a revised Forecast at any time; provided that, Customer may revise the Firm Forecast portion of a Forecast only […***…] that shall take place no later than […***…]. Customer may only revise the quantity of Consumables to be ordered during the Firm Forecast by […***…]. Illumina will work in good-faith with Customer to support any increases in demand that exceed such […***…] increase.

7. Initial […***…] Consumables.

a.	[…***…] samples. Illumina shall ship and Customer shall take receipt of […***…] samples worth of […***…] Consumables, as detailed by specific kits in Appendix I, by […***…]. Illumina shall invoice Customer for such […***…] Consumables pursuant to the invoicing term of this Agreement.

b.	[…***…] samples. Illumina shall ship and Customer shall take receipt of an additional […***…] samples worth of […***…] Consumables, as detailed by specific kits in Appendix I, by […***…]. In order to secure for Customer this supply of “raw” […***…] flowcells, these […***…] Consumables will be manufactured in a single lot per kit type and shipped to Customer in a single lot per kit type. Customer shall […***…]% of the purchase price of these […***…] Consumables plus pay […***…], for which Illumina shall invoice Customer after […***…]. The balance shall be invoiced upon shipment of these […***…] Consumables.

c.	[…***…]; Shelf-life; Non-Cancelable/Non-Refundable. Customer acknowledges that unless otherwise agreed by the parties in writing, […***…] will be available. The commitments made by Customer under this Section 7 are non-cancelable and non-refundable provided that the […***…] Consumables conform to the Specifications for the duration of their warranty period. All […***…] Consumables ordered under this Section 7 shall have the equivalent of no less than […***…] ([…***…])[…***…] shelf life at the time of shipment.

8. Initial Instruments. Illumina shall ship and Customer shall take receipt of […***…] and […***…] during each of […***…].

9. Minimum Annual Purchase. Beginning […***…], in the event Customer’s aggregate calendar year purchases of Consumables drops below $[…***…] (such amount being net of any discounts), then Illumina will be relieved of its obligations and representations with respect to Discontinued Consumables, […***…].

10. Illumina Technology. In the event Customer uses a third party’s sequencing technology in lieu of the Goods for the Approved Applications, then Illumina will be relieved of its obligations and representations with respect to Discontinued Consumables, […***…].

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11. Price.

a.	Commercially Produced Goods Pricing. Subject to the Discontinued Goods pricing section below, the purchase price for Goods ordered hereunder shall be as set forth in Exhibit A.

b.	Discontinued Consumable Pricing. The purchase price for Discontinued Consumables, if they will be made available to Customer, will be determined at the time of discontinuation.

12. Purchase Orders; Lead Times; Delivery. Customer agrees to use written Purchase Orders when ordering Goods under this Agreement; provided that the shipment of the initial […***…] referred to in Section 8, and the […***…] Consumables referred to in Section 7, will take place pursuant to the schedule set forth in Sections 7 and 8. Illumina shall be deemed to have accepted a Purchase Order if it has not rejected it within […***…] ([…***…]) business days of its receipt; provided that, Purchase Orders meeting the terms and conditions of this Agreement and ordering Consumables pursuant to an accepted Firm Forecast may not be rejected. Purchase Orders shall be sent to the attention of Illumina Customer Solutions or to any other person or department designated by Illumina. Purchase Orders shall state, at a minimum, the Illumina part number for Goods, quantity ordered, price, and Facility. Delivery dates for Goods ordered hereunder will be mutually agreed upon at the time of ordering. Goods falling under Firm Forecasts shall be considered to have been delivered on-time if they arrive no sooner than […***…] ([…***…]) business days earlier and no later than […***…] ([…***…]) business days later than as mutually agreed upon; provided that, all Instrument orders and all other orders will be delivered as mutually agreed.

13. Invoices; Payment. Illumina shall issue invoices upon shipment of Goods hereunder. Payments shall be sent to Illumina’s accounts receivable department, or any other address designated by Illumina. All payments by Customer are due within […***…] ([…***…]) days of the date of the invoice, provided that Customer has not disputed any amounts under the invoice by written notice to Illumina. For undisputed amounts under invoices, any amounts not paid when due will accrue interest at the rate of […***…] percent ([…***…]%) per month, or the maximum amount allowed by law, if lower. In the event that any payment is not made with respect to an undisputed amount under an invoice within the time period specified in this Agreement, Illumina shall have the right to revoke the rights conferred and/or licenses given hereunder and suspend performance, including shipment, until all payments are made current. Customer shall pay for all costs (including reasonable attorneys’ fees) incurred by Illumina in connection with the collection of late payments. The amount of credit may be changed or credit withdrawn by Illumina at any time. Each Purchase Order is a separate, independent transaction, and Customer has no right of set-off against other purchase orders or other transactions with Illumina.

14. […***…]. The parties acknowledge both that Customer will be validating its assays based upon the specific Goods listed in Exhibit A and Appendix 1, […***…]. In cases where a Consumable purchased hereunder […***…], Illumina shall take commercially reasonable efforts to provide Customer with a minimum of […***…] advance notice prior to […***…] and provide Customer with a minimum of […***…]. […***…] Consumable found in Exhibit A must be compatible with the Hardware and Software set forth in Exhibit A; provided that, Customer has maintained any updates or upgrades to such Hardware and Software that would be mandatory for […***…] supply Discontinued Consumables hereunder and in such cases Illumina bears no liability to Customer for such discontinuation. In cases where it is possible and practical for Illumina to […***…] as reasonably determined by Illumina, and Customer has used commercially reasonable efforts to […***…]:

Lot Purchases […***…]. Illumina will continue to sell […***…]; provided that, Customer will be required to purchase such […***…]. Pricing, lead times, warranty terms, support, and any other applicable terms for such […***…] will be agreed upon in writing at the time of

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[…***…]; provided that, pricing will be commensurate with pricing under this Agreement taking into consideration all factors involved with making […***…].

In cases where Customer desires to begin purchasing a substitute Consumable, it may do so under the following terms:

Substitute Consumables. Pricing, lead times, warranty terms, support, and any other applicable terms for such substitute Consumable will be agreed upon in writing at the time of adding the substitute Consumable to this Agreement.

15. Validation. Customer shall, […***…] responsible for validating all Goods including Software for its particular uses, including any substitute products and modified products provided hereunder.

16. Regulatory; Other Terms.

a.	Research Use Only. Customer acknowledges that the Goods have not been subjected to regulatory review or approved or cleared by the FDA or any other regulatory entity, or otherwise reviewed, cleared or approved under any statute, law, rule or regulation for any purpose, whether research, commercial, diagnostic or otherwise.

b.	Notwithstanding Illumina’s consent for Customer to use the Goods in any given Approved Application, Illumina makes no claim, representation, or warranty of any kind as to the utility of the Goods for such use including, without limitation, whether the regulatory status of the Goods is appropriate for Customer’s use. Customer is solely responsible for determining the utility and fitness of the Goods for its uses. The parties agree that based upon the final regulatory status of the Goods, this clause will be modified as appropriate given the approved indication of use. Nothing set forth in this Section 16(b) shall limit Illumina’s warranties in Sections 26, 27, and 29.

c.	Regulatory Approvals. Customer is solely responsible for obtaining any and all regulatory approvals and licensure necessary for its intended uses of the Goods. To that end, the parties agree that the Goods shall be used, in addition to the purposes described in Section 2 above, to generate clinical and other evidence necessary to support an eventual FDA submission by Customer for Clinical Uses using the Goods. The parties agree to 1) work together to develop a regulatory strategy to support an eventual FDA submission and to make adjustments as mutually agreed to meet this objective, and 2) keep each other reasonably informed about the regulatory strategy and status thereof as it relates to the subject matter of this Agreement. The parties acknowledge and agree that Customer will be seeking regulatory approval for certain of its products utilizing one or more of the Goods (the “PMA Products”) and agree to negotiate in good faith either modifications to this Agreement and/or the terms and conditions of a new agreement setting out, among other things, each party’s specific regulatory responsibilities and obligations with respect to the PMA Products and the Goods utilized in connection therewith.

d.	Implementation of New Illumina Product with Appropriate Regulatory Status. In the event Illumina offers a Consumable product (including combination of Consumables) that is substantially equivalent to those purchased hereunder and that has a regulatory status (e.g., IVD, GPR, etc.) that, […***…], is more appropriate given Customer’s intended use of the item purchased hereunder, then Customer shall attempt to validate such new product using […***…] efforts and then implement that new product within […***…] ([…***…]) months of Illumina making such Consumable product available to Customer; provided that, Customer may delay implementation of such new product that has been successfully validated if Customer notifies Illumina in writing that it will need regulatory approval for such implementation and in such case Customer shall implement the new Consumable product upon receipt of such regulatory approval. In the event Customer determines it will need regulatory approval for such implementation, Customer shall use […***…] efforts to submit such new Consumable product to the appropriate regulatory agency within […***…] ([…***…]) months of Illumina making such Consumable product available to Customer and Customer shall implement the new Consumable product upon receiving the appropriate clearance or approval from the regulatory agency. Customer agrees to diligently pursue regulatory approval for such new Consumable.

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e.	Disclosures. Customer will disclose to Illumina in a timely manner any communication, oral or written, that it receives from the FDA (or its foreign counterparts) regarding the use of any Illumina products or the business relationship between Customer and Illumina. Illumina will disclose to Customer in a timely manner any communication, oral or written, that it receives from the FDA (or its foreign counterparts) regarding Customer’s use of any Illumina products or the business relationship, including any that may reasonably be considered to affect the continuity of supply of Goods to Customer, between Customer and Illumina. If either party receives any of the preceding communications, the parties will work together jointly to address any concerns raised by FDA (or its foreign counterpart) therein.

f.	Compliance with Law. Customer and Illumina each have the right to cease performance under the Agreement, including without limitation, the sale of Consumables under the Agreement, and without liability to the other (except for payment for Goods and services delivered up to that date), in the event that either party is notified by the FDA (or an agency under the Federal Health and Human Services) or any foreign equivalent that such performance is illegal or violates any law or order including, without limitation, any FFDCA law, FDA regulation, order, or similar action; provided that, […***…].

g.	[…***…]. […***…] per […***…] and only after providing […***…] prior written notice, Customer may at its sole expense […***…]. […***…] following submission of an FDA application by Customer […***…]. Notwithstanding any provision of this Agreement to the contrary, all information disclosed or observed […***…] shall be the confidential information of Illumina regardless of form and may not be disclosed to any third party or used in any manner without the prior written consent of Illumina. In the case of a specific and material quality issue with a Good purchased hereunder, Illumina shall, on a case-by-case basis, work with Customer on […***…].

h.	Training and Customer Audits. The parties agree that it is important to maintain the highest possible levels of quality both from Illumina’s supply side and in connection with Customer’s use of the Goods purchased hereunder. Accordingly, Customer agrees to undertake any training for the use of the Goods that Illumina may reasonably request. Customer further agrees to allow Illumina to audit Customer no more frequently than once per year in order to verify its personnel’s proficiency in the use of the Goods. The Facilities, times, and dates for such proficiency audits will be mutually agreed upon.

i.	[…***…]

j.	Illumina Manufacturing and Shipping Facilities. All Goods are currently manufactured and shipped from one or more of the facilities listed in Exhibit B. Illumina may manufacture or ship Goods from additional or different facilities in the future. Upon written request of Customer, Illumina will provide any updates to Exhibit B.

17. […***…]. Illumina represents that on the Effective Date, […***…]; provided that, […***…] is expressly authorized in writing by Illumina to use such product for Clinical Use, […***…] and to test for […***…].

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On […***…] of this Agreement, and every […***…] ([…***…]) months thereafter during the Term, Illumina shall […***…] offered under this Agreement during the preceding […***…] ([…***…]) month period and purchases by customers that meet the criteria in the preceding paragraph of this Section 17. After such review, […***…].

18. Instrument Standards. Each Instrument and Hardware provided hereunder shall comply with the normative safety and EMC general requirements for Electrical Equipment for Measurement, Control and Laboratory Use.

19. Limitation of Liability.

a.	TO THE EXTENT PERMITTED BY LAW, IN NO EVENT SHALL CUSTOMER BE LIABLE TO ILLUMINA OR ANY OF ITS AFFILIATES FOR LOST PROFITS, DATA OR BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE). CUSTOMER’S TOTAL AND CUMULATIVE LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL […***…]; PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT APPLY TO […***…]. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ILLUMINA OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

b.	TO THE EXTENT PERMITTED BY LAW, IN NO EVENT SHALL ILLUMINA OR ITS SUPPLIERS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, DATA OR BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE). ILLUMINA’S TOTAL AND CUMULATIVE LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL […***…]; PROVIDED, HOWEVER, THAT SUCH LIMITATION […***…]. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ILLUMINA OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

20. Limited Warranties. EXCEPT FOR THE EXPRESS LIMITED WARRANTIES SET FORTH IN SECTIONS 26, 27, AND 29 OF THIS AGREEMENT, ILLUMINA MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE GOODS OR ANY SERVICES PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE.

21. Confidentiality.

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a.	Confidential Information. The parties acknowledge that, by virtue of the activities to be performed and the relationships created under this Agreement, each party (the “Recipient Party”) may have access to information that the other party (the “Disclosing Party”) considers to be confidential (“Confidential Information”). Confidential Information may include, but shall not be limited to, inventions, designs, formulas, algorithms, trade secrets, know-how, customer lists, cost and pricing information, business and marketing plans, and other business and financial information. Each party is under no obligation to provide or disclose Confidential Information that is not necessary in the performance of this Agreement. For a period of […***…] ([…***…]) years after the date of disclosure, the Recipient Party shall hold the Disclosing Party’s Confidential Information in confidence using the degree of care that is used by the Recipient Party with respect to its own Confidential Information (but no less than […***…]). The Recipient Party shall only disclose the Confidential Information of the Disclosing Party on a need to know basis to its employees and contractors under nondisclosure terms consistent with this Agreement, and those of its wholly-owned affiliates. The Recipient Party shall not use the Disclosing Party’s Confidential Information for any purpose other than as contemplated by this Agreement. The Confidential Information at all times remains the property of the Disclosing Party. Upon the termination or expiration of this Agreement, the Recipient Party shall, upon written request of the Disclosing Party, return to the Disclosing Party or destroy the Confidential Information. Notwithstanding the foregoing, the Recipient Party may maintain one copy of the Disclosing Party’s Confidential Information to be retained by the Recipient Party’s Legal Department for archival purposes only.

b.	Exceptions. Notwithstanding any provision contained in this Agreement, neither party shall be required to maintain in confidence any of the following information: (1) information that, at the time of disclosure to the Recipient Party, is in the public domain through no breach of this Agreement or another obligation of confidentiality owed to the Disclosing Party or its wholly-owned affiliate; (2) information that, after disclosure hereunder, becomes part of the public domain by publication or otherwise, except by breach of this Agreement or another obligation of confidentiality owed to the Disclosing Party or a wholly-owned affiliate; (3) information that was in the Recipient Party’s possession at the time of disclosure hereunder by the Disclosing Party unless subject to an obligation of confidentiality owed to the Disclosed Party or its wholly-owned affiliate; (4) information that is independently developed by or for the Recipient Party; or (5) information that the Recipient Party receives from a third party where Recipient Party […***…] such third party was under no obligation of confidentiality to the Disclosing Party with respect to such information.

c.	Disclosures Required by Law. The Recipient Party may disclose the Disclosing Party’s Confidential Information as required by court order, operation of law, or government regulation, provided that the Recipient Party promptly notifies the Disclosing party of the specifics of such requirement prior to the actual disclosure or promptly thereafter if prior disclosure is impractical under the circumstances, uses […***…] efforts to limit the scope of such disclosure or obtain confidential treatment of the Confidential Information, and allows the Disclosing Party to participate in the process undertaken to protect the confidentiality of the Disclosing Party’s Confidential Information including, without limitation, cooperating with Disclosing Party in order to comply with the requirements of such order, law, or regulation in a manner that discloses the least amount, if any, of the Confidential Information of the Disclosing Party.

d.	Injunctive Relief. Each party acknowledges that any use or disclosure of the other party’s Confidential Information other than in accordance with this Agreement may cause irreparable damage to the other party. Therefore, in the event of any such use or disclosure or threatened use or threatened disclosure of the Confidential Information of either party hereto, the non-breaching party shall be entitled, in addition to all other rights and remedies available at law or in equity, to injunctive relief against the breach or threatened breach of any obligations hereunder.

e.

Disclosure of Agreement. Notwithstanding anything in this Agreement to the contrary and except to the extent that disclosure of this Agreement and/or its terms are required by Securities and Exchange Commission regulation or law (“SEC Rules”), neither party may disclose this Agreement, the terms of this Agreement, including any financial terms thereof, and the subject matter of this Agreement to any third

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party without the prior written consent of the other party that will not be unreasonably withheld. Notwithstanding a party’s right to disclose this Agreement, the terms of this Agreement, and its subject matter as required by SEC Rules, the disclosing party shall provide the non-disclosing party a copy of any proposed disclosure in advance in order to allow the non-disclosing party to redact any confidential or proprietary information.

22. Restrictions; Reservation of Rights.

a.	Restrictions. Customer agrees that, unless otherwise expressly authorized in writing by Illumina: (i) the Consumables are intended for single-use only, and (ii) any use of reagents other than the Consumables or reagents that Illumina has expressly authorized in writing to be used with the Goods voids all warranties and extended warranties for the Goods including, without limitation, the Hardware Warranty found in Section 26 and Consumables Warranty found in Section 29. Customer agrees that Customer shall not, nor will Customer allow any third party to, engage in any of the following activities without the express prior written permission of an officer of Illumina: (i) disassemble, reverse-engineer, reverse-compile, or reverse-assemble the Goods, (ii) separate, extract, or isolate components of Consumables or subject Consumables or components thereof to any analysis not authorized by Illumina, (iii) otherwise gain access to or determine the methods of operation of the Goods, (iv) lease, sell, or resell any Goods, or (v) re-use Consumables. In addition to any other remedies available to Illumina, a breach of this provision shall immediately terminate the rights, license(s), or permissions given hereunder and void all warranties including, without limitation, the rights conferred under Section 2 and all warranties under Sections 26, 27, and 29.

b.	Software. Customer shall not (i) reproduce, modify or create derivative works of the Software, except as expressly permitted in the relevant EULA provided to Customer, (ii) decompile, reverse engineer or otherwise attempt to gain unauthorized access to the Software source code, any Hardware or any component thereof or unbundle any embedded Software from any Hardware, (iii) use the Hardware, component thereof, or the Software for third-party training, commercial time-sharing or service bureau use, or for any purpose other than as expressly authorized in Section 2 of this Agreement, (iv) remove, alter, cover or obfuscate any copyright, trademark or other proprietary rights notices on or in the Goods, or (v) cause, authorize or permit any third party to do any of the foregoing.

c.	Documentation. Customer shall use the Documentation in accordance with the restrictions set forth therein, which may include but shall not be limited to restrictions against altering, modifying or copying the Documentation or removing the Documentation from the Customer Facility without the prior written approval of Illumina, except that Customer shall be authorized to make any necessary copies of the Documentation as required to support an application for FDA approval. Any permitted copies of the Documentation shall include Illumina’s copyright and other proprietary notices.

d.	Illumina Proprietary Information. Customer may only use the Illumina proprietary sequences (e.g., […***…], and such other proprietary sequences as Illumina may identify from time to time), with the Goods.

e.	Reservation of Rights. Illumina reserves all rights not expressly granted in this Agreement, and no licenses are granted by Illumina under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

23. Indemnity.

a.

Infringement. Except as set forth in Section 23(b), Illumina shall defend, indemnify and hold harmless Customer and its Subsidiaries and each of their officers, directors and employees, against any third-party claim or action alleging that the Goods, when used in accordance with the terms and conditions of this Agreement infringe any valid and enforceable Intellectual Property Right, and Illumina shall pay all settlements entered into, and all final judgments and costs (including reasonable attorneys’ fees) awarded against such indemnified party in connection with any such action. If the Goods or any part thereof,

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become, or in Illumina’s opinion may become, the subject of an infringement claim against Illumina or Customer, Illumina shall have the right, at its option, to (i) procure for Customer the right to continue using such Goods, (ii) modify or replace such Goods with substantially equivalent noninfringing products, provided the modification or replacement is substantially equivalent to the replaced product, (iii) or, after using […***…] efforts to achieve the results in clauses (i) or (ii), require the return of such Goods and terminate the rights, license and any other permissions given hereunder with respect thereto and refund to Customer the depreciated value of the Goods as shown in the financial records of Customer or price paid for such Goods, whichever is less. This Section 23 (a) states the entire liability of Illumina for any infringement of Intellectual Property Rights.

b.	Exclusions. Illumina shall have no obligations to defend, indemnify or hold harmless Customer with respect to any third-party claim or action alleging that (i) the use of the Goods, outside the scope of the rights, license(s), or permissions given by Illumina to Customer for such Goods, (ii) the use of the Goods, in combination with any other products or services not supplied by Illumina, (iii) the use of the Goods to perform any assay or other process not supplied by Illumina, (iv) any Goods (or certain aspect thereof) provided hereunder in accordance with specifications or instructions furnished to Illumina by Customer (or by a third party on behalf of Customer), (v) any act regarding the Goods in a manner not expressly authorized in this Agreement, or (vi) any Derivative Software or use of Derivative Software, in each of (i), (ii), (iii), (iv), (v) or (vi) infringes any third party Intellectual Property Right (each of (i) – (vi) an (“Excluded Claim”).

c.	Indemnification by Illumina. Illumina shall defend, indemnify and hold harmless Customer and its Subsidiaries, and their respective officers, directors and employees, against any third-party claim or action involving injury or death to a person or damage to tangible property and arising out of failure of the Goods to conform to their Specifications when such Goods are used for Research Use.

d.	Indemnification by Customer. Customer shall defend, indemnify and hold harmless Illumina, and its officers, directors and employees, against (i) any third-party claim or action that is, relates to, or arises out of an Excluded Claim, and (ii) any third party claims, liabilities, damages, fines, penalties, causes of action, and losses of any and every kind resulting from any use of the Goods for Clinical Use including any failure to use the Goods in accordance with its Documentation and any failure of Customer to obtain and maintain the applicable regulatory approvals and licensure required for Customer’s intended uses of the Goods.

e.	Conditions. The parties’ indemnification obligation pursuant to this Section 23 is subject to the party seeking indemnification (i) notifying the other promptly in writing of such action, (ii) giving other party exclusive control and authority over the defense and settlement of such action, (iii) not admitting infringement of any Intellectual Property Right without prior written consent, (iv) not entering into any settlement or compromise of any such action without the indemnifying party’s prior written consent, and (v) providing all reasonable assistance to the other party (provided that such party reimburses the indemnified party for its reasonable out-of-pocket expenses incurred in providing such assistance); provided, that the indemnifying party may not enter into any settlement that admits fault on the part of the indemnified party and does not include a release within the scope of the claim that is the subject of the action for which the indemnified party is obligated to indemnify hereunder.

f.	Third-Party Goods. Notwithstanding anything herein to the contrary, Illumina shall have no indemnification obligations with respect to any goods or software originating from a third party and provided under this Agreement. Customer’s sole right to indemnification with respect to such third party goods or software shall be pursuant to the original manufacturer’s or licensor’s indemnity, if any, to Customer, to the extent provided by the original manufacturer or licensor.

24. Shelf-life. […***…], all Consumables shall have no less than […***…] ([…***…])[…***…] shelf life at the time of shipment.

25. Additional Instrument Service and Support. If Customer desires additional service and support for Hardware, Customer and Illumina will execute a separate service and support agreement.

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26. Warranty for Hardware. The “Hardware Warranty Period” shall be for a period of […***…] ([…***…]) months. In the case of Hardware that includes installation, the Hardware Warranty Period shall commence upon installation of the Hardware. For all other Hardware, the Hardware Warranty Period commences upon delivery. During the Hardware Warranty Period, the Hardware (other than Software, the warranty for which is set forth in Section 27) will conform to the Specifications. This limited warranty extends only to Customer as original purchaser unless otherwise agreed upon in writing by Illumina.

The foregoing warranty shall not apply if the Hardware or any component thereof (i) has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling or use contrary to any instructions issued by Illumina or has been used in any manner inconsistent with the rights conferred upon Customer under this Agreement, (ii) has been repaired, altered, disassembled or reassembled, or removed from the Facility by persons not expressly authorized by Illumina, (iii) has not been installed, operated, repaired and maintained in accordance with the Documentation, (iv) has failed due to an act of God, including but not limited to fire, flood, tornado, earthquake, hurricane, lightning, threat of or actual acts of terrorism or war, or (v) has been used with any third party software, hardware, or item including, without limitation, reagent which has not been previously approved in writing by Illumina. If during the Hardware Warranty Period: (i) Illumina’s authorized service or support representative is notified promptly upon discovery of any failure of the Hardware to conform to the warranty set forth in this Section, including a detailed description of such alleged failure, (ii) at Illumina’s option, either access to the Hardware is provided to Illumina on-site at the Facility or such applicable component(s) are returned, transportation charges prepaid, to Illumina’s designated facility in accordance with Illumina’s then-current return procedures, and (iii) Illumina’s inspections and tests determine that the Hardware or the applicable component indeed fails to conform and has not been subjected to any of the conditions set forth in this Section, then, as Customer’s sole remedy (except for any indemnification obligations of Illumina pursuant to Section 23(a) and 23(c)) and Illumina’s sole obligation under the foregoing warranty, Illumina will, at Illumina’s option, repair or replace without charge the Hardware or applicable component(s). Any Hardware or component that has either been repaired or replaced under this warranty shall have warranty coverage for the longer of […***…] ([…***…]) days or […***…]. Repairs may include the replacement of parts with functionally equivalent, reconditioned or new parts.

27. Software Warranty. The Software will substantially conform to its Specifications for the warranty period specified in the EULA provided with the Software, but in any event no longer than the […***…]; provided that Customer maintains a software release level within one major release of the most current release of the Software. Customer’s sole remedy and Illumina’s sole obligation under the foregoing warranty shall be for Illumina to use […***…] efforts to correct any substantial nonconformity of the Software reported to Illumina’s authorized service or support representative by Customer during the warranty period. The foregoing warranty shall not apply to any failure to conform by the Software that is caused by (i) the use or operation of the Software in an environment other than that advised or recommended by Illumina, (ii) modifications to the Software not made or authorized by Illumina, or (iii) third party hardware or software, whether provided by Illumina or any third party. In addition, the foregoing warranty shall not apply to any Software which has been used with any third party hardware or software or to any Derivative Software.

28. Third-Party Goods. Notwithstanding anything herein to the contrary, Illumina makes no warranty with respect to any third-party goods provided under this Agreement. Customer’s sole remedy with respect to such third-party goods shall be pursuant to the original manufacturer’s or licensor’s warranty, if any, to Customer, to the extent permitted by the original manufacturer or licensor.

29. Warranty for Consumables. The Consumables, will conform to the Specifications until the later of (i) […***…] ([…***…]) months from the date of delivery, or (ii) any expiration date or the end of the shelf-life pre-printed on such Consumable by Illumina, but in no event later than […***…] ([…***…]) months from […***…] (the “Consumable Warranty Period”). This limited warranty extends only to Customer, as original purchaser unless otherwise agreed upon in writing by Illumina. The foregoing warranties shall not apply if any Consumable (a) has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling or use contrary to any instructions issued by Illumina or has been used in any manner inconsistent with the rights conferred upon Customer under this Agreement, (b) has been repaired, altered, disassembled or reassembled, (c) has not been operated, repaired and maintained in accordance with the Documentation, (d) has failed due to an act of God, including but not limited to fire, flood, tornado, earthquake, hurricane, lightning, threat of or actual acts of terrorism or war, or (e) has been used with any third party good not provided under this or any other agreement with Illumina. If during the Consumable Warranty Period: (a) Illumina’s

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authorized service or support representative is notified promptly upon discovery of any failure of such Consumable to conform to the warranty set forth in this Section, including a detailed description of such alleged failure, (b) such Consumable is returned, transportation charges prepaid, to Illumina’s designated facility in accordance with Illumina’s then-current return procedures, and (c) Illumina’s inspections and tests determine that such Consumable indeed fails to conform and has not been subjected to any of the conditions set forth in this Section, then, as Customer’s sole remedy (except for any indemnification obligations of Illumina pursuant to Section 23(a) and 23(c)) and Illumina’s sole obligation under the foregoing warranty, Illumina will, at Illumina’s option, repair or replace without charge such Consumable. Any Consumable that has either been repaired or replaced under this warranty shall have warranty coverage for the longer of […***…] ([…***…]) days or […***…].

30. Term; Cancellation; Termination.

a.	Term. This Agreement shall commence on the Effective Date and terminate three (3) years thereafter (the “Term”) unless otherwise terminated early as provided hereunder.

b.	Cancellation of Orders. Except as set forth in Section 32.g., all Purchase Orders are non-cancelable and may not be modified without the prior written consent of Illumina.

c.	Termination. If either party breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach, the non-breaching party shall have the right to terminate this Agreement at any time by providing written notice to the other party. Either party may terminate this Agreement, effective immediately upon written notice, if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors that is not dismissed within sixty (60) days. In the event of any bankruptcy or insolvency proceeding commenced by or against Customer, Illumina shall be entitled to cancel any order then outstanding.

31. Survival of Obligations. All provisions of this Agreement that by their nature should survive termination shall survive including without limitation Sections 1, 2, 3, 5, 13, 16, 19, 20, 21, 22, 23, 26-29, 31, 32, and all payment obligations incurred hereunder. All other rights and obligations of the parties under this Agreement shall cease upon termination or expiration of this Agreement.

32. Miscellaneous.

a.	Customer acknowledges and agrees that any future products and/or services (“Unreleased Products”) are subject to new part numbers, pricing, and specifications. Customer agrees that its purchase of the Goods hereunder is not in reliance on the availability of any Unreleased Products. Customer acknowledges that Customer has no right to return any Goods except as expressly provided hereunder.

b.	If any provision of this Agreement is held invalid or unenforceable, such provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. The failure of either party to exercise any right granted herein or to require any performance of any term of this Agreement or the waiver by either party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed a waiver of any subsequent breach of, the same or any other term of this Agreement. Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between the parties. No party is authorized to act as agent for the other party hereunder except as expressly stated in this Agreement.

c.	Customer acknowledges and agrees that the Goods provided under this Agreement may be subject to restrictions and controls imposed by the United States Export Administration Act and the regulations thereunder (or the regulations and laws of another country). Customer agrees not to export or re-export the Goods, or any related technology into any country in violation of such controls or any other laws, rules or regulations of any country, state or jurisdiction.

d.

All notices required or permitted under this Agreement shall be in writing and shall be deemed received when (a) delivered personally; (b) five (5) days after having been sent by registered or certified mail, return

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receipt requested, postage prepaid (or ten (10) days for international mail); or (c) one (1) day after deposit with a commercial express courier specifying next day delivery or, for international courier packages, two (2) days after deposit with a commercial express courier specifying 2-day delivery, with written verification of receipt. All notices shall be sent to the following or any other address designated by a party using the procedures set forth in this sub-section:

If to Illumina

Illumina, Inc.

9885 Towne Center Drive

San Diego, CA 92121

Attn: VP of Sales

With a copy to:

Illumina, Inc.

9885 Towne Centre Drive

San Diego, CA 92121

Attn: General Counsel

If to Customer

Sequenom, Inc.

3595 John Hopkins Court

San Diego, CA 92121

Attn: SVP Diagnostic Operations

With a copy to:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, CA 92121

Attn: General Counsel

e.	Neither party shall assign or transfer this Agreement or any rights or obligations under this Agreement, whether voluntary, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that either party may assign or transfer this agreement to any successor by way of merger, acquisition or sale of all or substantially all of its stock or assets relating to this Agreement. Illumina or any successor may assign all or part of the right to payments under this Agreement. Any assignment or transfer of this Agreement made in contravention of the terms hereof shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties’ respective successors and permitted assigns.

f.	This Agreement and performance by the parties hereunder shall be construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws.

g.

Illumina shall not be responsible for any failure to perform or delay attributable in whole or in part to any cause beyond its reasonable control, including but not limited to acts of God, fire, flood, tornado, earthquake, hurricane, lightning, government actions, actual or threatened acts of war, terrorism, civil disturbance or insurrection, sabotage, labor shortages or disputes, failure or delay in delivery by Illumina’s suppliers or subcontractors, transportation difficulties, shortage of energy, raw materials or equipment, or Customer’s fault or negligence; provided, however, that Customer may terminate any Purchase Order for which the delivery of the Goods subject to such Purchase Order has been delayed for more than […***…] ([…***…]) days as a result of such force majeure event. In the event of any such delay the delivery date shall be deferred for a period equal to the time lost by reason of the delay. Except with respect

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to its obligations to pay any amounts due under this Agreement, Customer shall not be responsible for any failure to perform or otherwise attributable in whole or in part to any cause beyond its reasonable control, including but not limited to acts of God, fire, flood, tornado, earthquake, hurricane, lightning, government actions, actual or threatened acts of war, terrorism, civil disturbance or insurrection, sabotage, labor shortages or disputes.

h.	This Agreement represents the entire agreement between the parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the parties. No amendment to this Agreement or waiver of any right, condition, or breach will be effective unless in writing and signed by both parties.

Sequenom Inc.:		Illumina Inc.:

By:	/s/ Harry F. Hixson Jr., Ph.D.	By:	/s/ Nick Naclerio

Name: Harry F. Hixson Jr., Ph.D.		Name: Nick Naclerio

Title: Chief Executive Officer		Title: SVP, Corporate & Venture Development

Date:	7/8/2011	Date:	7/8/2011

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Exhibit A

Consumables

V3 Bundles

Part Number	Description	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]

Consumables Purchase Price

Consumables will be bundled and priced based on […***…].

Consumable Spend

Consumable Spend will be determined at the beginning of each calendar Quarter as follows: […***…].

[…***…]

[…***…]

(Note, this pricing applies to […***…]. The pricing for the […***…] is separate and distinct from this, and detailed in Appendix I herein.)

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Instruments

Part Number	Description	List Price as of Effective Date of this Agreement
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

Instrument Purchase Price

The purchase prices for Instruments are given in the table below. […***…]

By way of example, […***…].

Tier	Cumulative Purchase Threshold	Part Number	Description	Price	[...***...]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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Software

Description	Where Used	Version
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

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Exhibit B

Illumina Facilities

The table below lists the manufacturing locations for the parts listed as of the date of execution of this Agreement. The abbreviations in the table refer to the Illumina manufacturing sites listed below, along with their mailing addresses.

1.	SDQ	Illumina Inc. 9885 Towne Centre Drive San Diego, CA 92121 USA (this address will change over the course of the next 12-24 months as Illumina moves to its new site)

2.	HWD	Illumina Hayward 25861 Industrial Blvd. Hayward, CA 94545 USA

3.	SGI	Illumina Singapore 29 Woodlands Industrial Park E1 North Tech, Lobby 3, #02-13/18 Singapore 757716

Part Number	Descriptions	Manufacturing site (s)
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

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[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

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Exhibit C

[…***…] INSTALLATION TESTING

[…***…] installation Testing:

•

Illumina will confirm that your instrument is fully functional on-site at your laboratory. An Illumina Field Service Engineer will install the hardware and perform functional testing as described below.

•	Installation is completed when the equipment has passed the following tests and Illumina confirms that the instrument conforms to Illumina’s Specifications for the instrument:

[…***…]

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Appendix I

Initial […***…] Consumable Purchase

Kit Descriptions	Part Number	Spls/ Kit	List $ /Kit	[…***…]	[…***…]	Total at List Price
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]						[…***…]
[…***…]					[…***…]	[…***…]
[…***…]						[…***…]
[…***…]						[…***…]
[…***…]						[…***…]

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Appendix II

Asset Type	Asset Name	Serial Number	Install Date
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

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